Exhibit 23.1
        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-289162 on Form S-3 and Registration Statement Nos. 333-269864 and 333-273741 on Form S-8 of Rithm Capital Corp. of our report dated February 27, 2025, relating to the financial statements of Paramount Group, Inc. incorporated by reference in this Current Report on Form 8-K/A of Rithm Capital Corp. dated February 19, 2026.

/s/ Deloitte & Touche LLP
New York, New York
February 19, 2026